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                                                                    Exhibit 23.1












                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (file number 333-105217) of our reports dated March 5, 2003 relating to the financial statements for the period from January 1, 2002 to May 31, 2002 and as of December 31, 2002 and for the period from June 1, 2002 to December 31, 2002, which appear in Arch Wireless Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our reports dated March 5, 2003 relating to the financial statement schedule for the five months ended May 31, 2002 and for the seven months ended December 31, 2002, which appear in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Amendment to the Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
May 19, 2003